SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:   November 15, 2012

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Fifth Avenue, 48th floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

  Item 4.02  - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2012, after extensive discussions with the Company’s independent public accountant, Frank J. Drohan, Chief Executive & Financial Officer of Omagine, Inc. (the “Company”), concluded that the Company’s previously issued financial statements for the years ended December 31, 2010, December 31, 2011 and for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (collectively, the “Financial Statements”) should no longer be relied upon because the Financial Statements did not properly reflect the Company’s status as a Development Stage Entity (“DSE”) as such term is defined in ASC 915 issued by the Financial Accounting Standards Board.

To reflect the requirements of ASC 915 and the consequences of the delays encountered by the Company in beginning its operations in Oman, the Company has restated the Financial Statements as originally issued by re-formatting the presentation of the Financial Statements to reflect the Company’s present status as a DSE (the “DSE Financial Statements”).

The DSE Financial Statements have not changed any numbers reported by the Company in its Financial Statements. The DSE Financial Statements merely reflect the addition of the Company’s cumulative results from October 11, 2005 (the “Inception Date”) to December 31, 2011.

The Company has filed with the Securities & Exchange Commission (“SEC”):

i.	an amended Report on Form 10-K/A for the fiscal year ended December 31, 2011 which includes the DSE Financial Statements for the fiscal years ended December 31, 2011 and 2010, and

ii.	an amended Report on Form 10-Q/A for the quarterly period ended September 30, 2012 which includes the DSE Financial Statements for the three and nine month periods ended September 30, 2012.

The Company intends to file similar amended reports with the SEC for the quarterly periods ended March 31, 2012 and June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: February 12, 2013	By:	/s/ Frank J. Drohan
Frank J. Drohan
Chairman of the Board,
President and Chief
Executive Officer

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